Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Iris Acquisition Corp II

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half (1/2) of one warrant to purchase one Class A ordinary share at a price of $11.50 per share	(1)	457(a)	17,250,000		$10.00	$172,500,000.00	0.00015310	$26,409.75
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	17,250,000				0.00015310	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units, each whole warrant to acquire one Class A ordinary share	(3)	Other	8,625,000	$			$0.00015310	$0.00

Total Offering Amounts:								$172,500,000.00		26,409.75
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$26,409.75

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Includes 2,250,000 units, consisting of 2,250,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.